Exhibit 24.1

POWER OF ATTORNEY

MELLON FINANCIAL CORPORATION

Know all men by these presents, that each person whose signature appears below constitutes and appoints Carl Krasik, William E. Marquis and Richard M. Pearlman, and each of them, such person’s true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person’s name, place and stead, in any and all capacities, (1) to sign one or more Registration Statements pursuant to the Securities Act of 1933, as amended, with respect to the registration of an unspecified number of shares of common stock of Mellon Financial Corporation for sale by selling shareholders, and any and all amendments (including post-effective amendments) thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; (2) to sign and file any and all documents and instruments required by state securities or blue sky laws in connection with the registration of any or all of the securities covered by the above Registration Statements; and (3) to sign any documents in connection with filings under the Securities Exchange Act of 1934 and any filings related to applications for listing of the common stock on any stock exchanges, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with any of the above, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and each of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This power of attorney shall be effective as of February 21, 2006 and shall continue in full force and effect until revoked by the undersigned in a writing filed with the Secretary of the Corporation.

/s/ Robert P. Kelly	/s/ Robert Mehrabian
Robert P. Kelly, Director and Principal Executive Officer	Robert Mehrabian, Director

/s/ Ruth E. Bruch	/s/ Seward Prosser Mellon
Ruth E. Bruch, Director	Seward Prosser Mellon, Director

/s/ Mark A. Nordenberg
Paul L. Cejas, Director	Mark A. Nordenberg, Director

/s/ Jared L. Cohon	/s/ James F. Orr
Jared L. Cohon, Director	James F. Orr, III, Director

/s/ Steven G. Elliott	/s/ David S. Shapira
Steven G. Elliott, Director	David S. Shapira, Director

/s/ Ira J. Gumberg	/s/ William E. Strickland
Ira J. Gumberg, Director	William E. Strickland, Jr., Director

/s/ Edmund F. Kelly	/s/ John P. Surma
Edmund F. Kelly, Director	John P. Surma, Director

/s/ Wesley W. von Schack
Wesley W. von Schack, Director

POWER OF ATTORNEY

MELLON FINANCIAL CORPORATION

Know all men by these presents, that each person whose signature appears below constitutes and appoints Carl Krasik, William E. Marquis and Richard M. Pearlman, and each of them, such person’s true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person’s name, place and stead, in any and all capacities, (1) to sign one or more Registration Statements pursuant to the Securities Act of 1933, as amended, with respect to the registration of an unspecified number of shares of common stock of Mellon Financial Corporation for sale by selling shareholders, and any and all amendments (including post-effective amendments) thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; (2) to sign and file any and all documents and instruments required by state securities or blue sky laws in connection with the registration of any or all of the securities covered by the above Registration Statements; and (3) to sign any documents in connection with filings under the Securities Exchange Act of 1934 and any filings related to applications for listing of the common stock on any stock exchanges, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with any of the above, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and each of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This power of attorney shall be effective as of February 23, 2006 and shall continue in full force and effect until revoked by the undersigned in a writing filed with the Secretary of the Corporation.

/s/ Paul L. Cejas
Paul L. Cejas, Director